HIGHLY CONFIDENTIAL & TRADE SECRET 1 March 2025 ACS – Division of Polymer Chemistry Characterization of Poly(oxazoline) Lipid Nanoparticles (LNP) A Non-immunogenic LNP for Gene Delivery Randall Moreadith, MD, PhD, Chief Development Officer rmoreadith@serinatherapeutics.com

Small Molecules / Lipid Nanoparticles / Antibody Drug Conjugates POZ Platform® for Programmable Drug Delivery April 2025 Non-confidential Presentation NYSE: SER

Forward Looking Statements 3 This presentation contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this presentation include, but are not limited to, statements about: the potential attributes and benefits of our product candidates; the format, timing and objectives of our product development activities and clinical trials; the timing and outcome of regulatory interactions, including whether activities meet the criteria to serve as registrational; the ability to compete with other companies currently marketing or engaged in the development of treatments for relevant indications; the size and growth potential of the markets for product candidates and ability to serve those markets; the rate and degree of market acceptance of product candidates, if approved; the sufficiency of our cash resources; and our Serina investor webcast. We cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, among others: clinical trial results may not be favorable; uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results); the impact of other factors on the timing, progress and results of clinical trials; our ability to recruit and enroll suitable patients in our clinical trials, including the effectiveness of mitigation measures; whether and when, if at all, our product candidates will receive approval from the FDA or other regulatory authorities, and for which, if any, indications; competition from other biotechnology companies; uncertainties regarding intellectual property protection; and other risks identified in our SEC filings, including those under the heading “Risk Factors” in our Annual Report on Form10-K and our other periodic reports and documents filed from time to time with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation.

Anatomy of LNPs What if replacing the PEG-lipid with a POZ-lipid resulted in something truly extraordinary ? 4 Ionizable lipid Cholesterol mRNA Phospholipid PEG-lipid Ionizable lipid Cholesterol mRNA Phospholipid POZ-lipid

T • Consecutive cohort studies show that anaphylaxis occurs at an unusually high incidence rate in patients receiving the approved mRNA vaccines; current data suggest this is not classically characterized IgE-mediated (mast cell degranulation) • The high titers of anti-PEG IgM & IgG that are boosted by the vaccines bind to LNPs, form membrane complex and activate complement, and induce structural changes in the LNP that leak payload and allow access to serum components • Activation of the complement cascade may also result in anaphylaxis • The high titers of IgM & IgG are associated with first-exposure loss of efficacy for some infusion PEGylated therapies (notably PEGrFVIII as a replacement therapy for Hemophilia A) • The failure of PEGrFVIII to function as an anti-coagulant can result in spontaneous hemorrhage • In one cohort study 33% of patients receiving maintenance Rx on ONPATTRO fail response • The Serina LNP Laboratory has identified a PEOZ-lipid that is capable of replacing the PEG-lipid in standard LNP formulations • And fails to elicit an immune response to the PEOZ-lipid on repeat dosing Today’s Messaging:

Balancing immunogenicity and reactogenicity Review 6

Balancing immunogenicity and reactogenicity List of adverse events reported with the mRNA vaccines 7

In A Consecutive Cohort Study in Stanford Medical Center Network The incidence rate of anaphylaxis meeting Brighton anaphylaxis criteria was 1:2,287 (the incidence of anaphylaxis with flu vaccine is ~ 1:2,000,000) Assessment of Allergic and Anaphylactic Reactions to mRNA COVID-19 Vaccines With Confirmatory Testing in a US Regional Health System. JAMA Network Open. 2021;4(9):e2125524. 8

9 Eleven of the seventeen patients consented to additional studies. BAT assays revealed that patients with anaphylaxis gated activated CD63+ basophils in the presence of vaccine (A), PEG (not shown) - but not saline (C) The Anti-IgE panel (B) is the positive control IgG-mediated degranulation of basophils may lead to release of PAF, one of the most potent anaphylatoxins known

Is PEG the culprit ? Yes. 10 of 11 patients had positive basophil activation tests to PEG 11 of 11 patients had positive basophil activation tests to the administered vaccine 10

We've seen this before …

The Regado Bioscience story



Factor IXa
Pegnivacogin (RB006)
Anivamersen (RB007)

Figure 1 The REG1 anticoagulation system, consisting of pegnivacogin (RB006) and its complementary controlling agent anivamersen (RB007).

- The REG1 system was a rationally-designed strategy to replace the anticoagulant heparin in the cardiac catheterization lab as an adjunct to percutaneous coronary artery procedures
- Pegnivacogin (RB006) was a 40 kDa methoxy-PEG attached to an aptamer that could completely inhibit Factor IXa in ~ 2 minutes @ 1 mg/kg (64 mg PEG)
- The anti-aptamer Anivamersen (PB007) was shown to provide prompt reversal of anticoagulation in ~ 2 minute
- RADAR – a dose-ranging Phase 2a study in ACS to determine the optimal dose of pegnivocogen to (a) achieve anticoagulation, and (b) to reverse anticoagulation promptly with the anti-aptamer to prevent subsequent bleeding (sheath removal). The trial enrolled 640 patients (2013-2016; n=479 across four doses of anivamersen, n=161 heparin) before the trial was halted due to three serious adverse events that occurred within minutes of infusion …

Pre-existing anti–polyethylene glycol antibody linked to first-exposure allergic reactions to pegnivacogin, a PEGylated RNA aptamer

CrossMark

J ALLERGY CLIN IMMUNOL
MAY 2016

serina 11

We’ve seen this before … The Regado Bioscience story 12 • All three patients were female with a history of allergic reactions • The onset of these SAEs occurred within minutes of the infusion • Review of the nonhuman primate studies revealed no aggregation, degradation or evidence of inflammatory cytokine release • There was no evidence of complement activation in vitro or in vivo • Blinded testing of a causal association of the SAEs in half the RADAR patients revealed an association with high titers of IgG against PEG and first-exposure adverse reactions • This was the first study to demonstrate a causal relationship between pre-exposure anti-PEG antibodies and serious adverse events

We’ve seen this before … The Regado Bioscience story 13 • The IgGs in these patients were shown to bind linear PEG and branched PEG, presented as either methoxyPEG or hydroxyPEG (PEG diol) • The anti-PEG IgG titers ranged from 1:120 to 1:3100 • The anti-PEG antibodies also bound PEGloticase (Krystexxa, refractory gout) and PEGylated adenosine deaminase (ADA deficiency) • Unblinding of coded samples from 31 patients in RADAR revealed all three patients were at the high end of the ELISA (figure left) • None of the IgGs bound the un-PEGylated aptamer • ~ 36% of the patients in RADAR had A405 cutoffs in the ELISA (arbitrarily chosen at 0.2) suggesting they had detectable levels of antibodies to PEG • The REG1 system was advanced into a pivotal Phase 3 trial (REGULATE PCI); target enrolment 13,200 ACS patients

We’ve seen this before … The Regado Bioscience story 14 • The trial was halted due to an excess of SAEs in the Pegnivacogen arm vs Bivalirudin; included one fatality • Of the 16 patients who developed SAEs in < 1 hr in the Pegnivacogen arm 15 (94%) had high titer IgGs to PEG • The authors speculated that anti-PEG IgG-mediated basophil degranulation was the likely cause of severe immediate allergic reactions • Note – these SAEs occurred in the absence of known mechanisms of immunization against PEG

Does vaccination induce high titers of anti-PEG antibodies ? Review of recent literature 15

Does vaccination induce high titers of anti-PEG antibodies ? Absolutely. But there are differences between Pfizer/BioNTech vs Moderna. 16 Anti-PEG Abs were present in 71% of patients prior to vaccination Moderna vaccination induced a much higher titer of both IgG and IgM post- boost than the Pfizer vaccination Moderna mean-fold change in titers were 13.1 (IgG) and 68.5 (IgM) Pfizer mean-fold change in titers were 1.78 (IgG) and 2.64 (IgM) PEG-dmg vs PEG-dma: 100 ug vs 30 ug dosing *Note – both PEG-lipids in the vaccines have a methoxy-PEG at the terminus. Note that despite other literature to the contrary, this results in binding of C1q to antibodies boosted by the Moderna vaccine. PEG-dma PEG-dmg

Does vaccination induce high titers of anti-PEG antibodies ? Do these antibodies bind to immune cells ? 17

Does vaccination lead to binding of nanoparticles to immune cells ? High titers of anti-PEG IgG bind to granulocytes & monocytes 18 The high titers of anti-PEG IgG lead to association of Onpattro nanoparticles to the granulocyte and monocyte populations of immune cells in the plasma (Onpattro is a PEG-dmg LNP) Degranulation of granulocytes (basophils) can occur in the presence of antigen when bound by IgG on the surface of the cells

19 Does vaccination lead to complement activation ? It is clear that the anti-PEG antibodies bind complement … but do they compromise the LNP (study 2022) ?

20 Does complement activation lead to anaphylaxis ? Additional pathways to anaphylaxis include C5a anaphylatoxin (study 2023) The patients who developed anaphylaxis (n=10) were compared to non-reactors (n=67) BAT assays were negative in 4 of the 10 The majority of patients had elevated C5a and Th-2 cytokines but were negative for elevated tryptase The predominate antibody was an IgM to PEG, negative for IgE

21 Does vaccination alter response to PEGylated therapies ? Yes. • Both patients were stable (without bleeding events) on standard short- acting rFVIII • Both patients were transitioned to the longer-acting PEGrFVIII formulation (Patient 1 - turoctocog alfa pegol; Patient 2 – damoctocog alfa pegol) • Neither patient had pre-existing inhibitors of FVIII activity • Neither patient responded adequately to the PEGrFVIII infusion • Both patients were shown to have developed high titers of IgM to PEG; Patient 1 developed a low titer IgG to PEG with a persistent IgM to PEG out to one year • There were no bleeding events and patients were transitioned back to their short-acting rFVIII therapies • A review of two small series of HA patients (n=43, n=84) suggests the incidence of anti-PEG antibodies that inhibit response to PEGylated rFVIII is ~ 1:20

22 Does vaccination alter response to PEGylated therapies ? Yes. Acute hemorrhage in a Hemophilia A patient following Moderna vaccination • The patient is a 21 yo who has been treated with QOD infusions of rFVIII since age 3; transitioned to PEGrFVIII • He had previously been tested for anti- PEG antibodies 17 mo and 5 mo prior to vaccination and was NEGATIVE • 21 days post 2nd Moderna vaccination he converted to POSITIVE anti-PEG, and remained NEGATIVE to rFVIII • He failed to respond adequately to PEGrFVIII infusion, and returned to the clinic the day after infusion with an acute intra-articular hemorrhage

23 Anti-PEG IgG & IgM alter response to ONPATTRO therapy The loss of efficacy was linearly correlated with anti-PEG antibody levels This study followed the therapeutic response to ONPATTRO in patients in Vasterbotten County, Sweden (n=21) In 7 of 21 patients there was an abnormal response to therapy - < 75% reduction compared to pre-treatment levels

24 Anti-PEG IgG & IgM alter response to ONPATTRO therapy The loss of efficacy was linearly correlated with anti-PEG antibody levels The loss of efficacy correlated with ELISA levels of anti-PEG IgG & IgM (p<0.001, p<0.002, respectively) Patients were transitioned to vutrisiran with an enhanced therapeutic TTR response

25 Evaluation of Pfizer/BioNTech LNP in rat - PEG-dma Rat immunogenicity study (The LNPs in this study employed ALC-0315 and ALC-0159 (Acuitas) at identical mol% for the published vaccine) Nature Vaccines (2023)

26 Does vaccination with clinically relevant LNPs lead to anti-PEG Abs Rat immunogenicity study (Pfizer/BioNTech vaccine formulation) Clinically relevant dosing modeled after C-19 vaccines

POZ-lipid LNPs Have Unique Properties – IV Infusion LNPs which incorporate PEOZ-dmg selectively express the payload in macrophage (M) and dendritic (D) cells 27 • In vivo results are reproducible and generalizable to other LNP formulations • The initial observation that a PEOZ- lipid LNP selectively targets antigen- presenting cells (APC) gave nearly identical results on repeat study (Panel C) • When you change the LNP formulation from Moderna’s cocktail (SM 102, DSPC, PEG-dmg, cholesterol, mRNA) to Onpattro’s formulation (MC 3, DSPC, PEG-dmg, cholesterol, siRNA) and compare it to PEOZ-dmg – selective targeting of APCs is still present (Panel D) • Selective targeting of APCs in vivo with a POZ-lipid vs PEG-lipid LNP is a novel observation

28 Evaluation of Pfizer/BioNTech LNP in rat - PEG-dma Rat immunogenicity study (The LNPs in this study employed ALC-0315 and ALC-0159 (Acuitas) at identical mol% for the published vaccine) Nature Vaccines (2023)

Anti-PEG antibody induction in rat Anti-PEG antibodies - IgM and IgG are both boosted (similar to human data) Both anti-PEG IgM and IgG antibodies are induced in the rat following vaccination of relevant doses of LNPs Low levels of antibodies are produced by the Low Dose Higher levels of anti-PEG antibodies are induced – and boosted – by the Mid Dose and High Dose The boosted levels of IgM (~1.8) and IgG (~2.5) are remarkably consistent with the human data 29

30 Does vaccination with PEOZ-dma vs PEG-dma lead to different anti-PEG response Serina study design to evaluate PEOZ-dma and PEG-dma Day 0 3 5 7 10 14 17 19 21 24 28 First Injection Second Injection _______ This study design dosed rats with two injections (two doses – mid & high) at a 14-day interval The LNPs contained 1.6 mol% of the following polymer-lipids (a) PEOZ-dma or (b) PEG-dma (ALC-0159) with a DNA payload (GFP) that was evaluated in vitro for LNP biophysical properties (size, PDI, EE, transfection efficiency, osmolality) Blood samples were taken at the indicated time points for CBC (day 0, 14 & 28), LFTs (day 0, 14 & 28) and ELISA determinations (all other days) The High Dose – 2.0 mg phospholipid / kg body weight The Mid Dose – 0.2 mg phospholipid / kg body weight

Phospholipid content, Particle size, Polydispersity, Zeta Potential & Encapsulation efficiency After Buffer Exchange in Tris-HCl, pH 7.1 Sample Name Z-Average (nm) Polydispersity Index (PI) Zeta Potential (mV) Encapsulation Efficiency PEG LNP after BXC (Avg) 88.26 0.1592 -16.43 >98% PEOZ LNP after BXC (Avg) 106.3 0.2099 -10.97 >98% pGFP PEG PEOZ PEG PEOZ w/o TX w/ TX Phospholipid Standards 31

32 Anti-IgM antibodies to PEG-dma vs PEOZ-dma Serina LNP Laboratory Anti-IgM antibodies are readily detected, and boosted, at the High Dose and Mid Dose when LNPs employing PEG-dma are injected (similar to published data) LNPs prepared with PEOZ-dma failed to elicit an IgM response at either the High Dose or Mid Dose

33 Anti-IgG antibodies to PEG-dma vs PEOZ-dma Serina LNP Laboratory Anti-IgG antibodies are readily detected at both the High Dose and Mid Dose when LNPs employing PEG-dma are injected (similar to published data) LNPs prepared with PEOZ-dma failed to elicit an IgG response at either the High Dose or Mid Dose

T • Anaphylaxis to the vaccines appears to be primarily due to basophil degranulation, likely the result of high titer IgG (possibly IgM) to the PEG in the formulation • Now recognized as an uncommon mechanism of anaphylaxis, first described clinically ~ 15 years ago • The high titers of IgM & IgG are associated with an increased incidence of reactogenicity (possibly other AEs), bind systemically administered LNPs, form membrane complex and activate complement • High titers of IgM & IgG induced by the mRNA vaccines are capable of neutralizing the first exposure anticoagulant activity of PEGrFVIII infusions in ~ 1:20 patients with Hemophilia A … resulting in an increased risk of spontaneous hemorrhage • The vaccine community appears to be entrenched with PEG-lipids as the format … but the broader LNP community is evaluating alternatives • The Serina LNP Laboratory has identified PEOZ-dma as a component for LNP formulations that produces LNPs virtually identical in biophysical properties to the PEG-dma LNP (Pfizer/BioNTech formulation) • PEOZ-dma LNPs fail to elicit a detectable IgM or IgG immune response on repeat dosing • PEOZ-dma LNPs may provide a safe and effective alternative to PEG-lipid in LNP formulations Today’s Messages :

HIGHLY CONFIDENTIAL & TRADE SECRET 35 Acknowledgements Team Serina The James Dahlman Lab Gaurav Sahay, Serina SAB Pfizer Vaccines Other Collaborators